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                                                     July 23, 2001




Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011

                         Re: Rite Aid Corporation
                         Registration Statement on Form S-1 (File No. 333-70777)
                         -------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Rite Aid Corporation, a Delaware corporation (the "Company"), in connection with the public offering by certain selling stockholders of up to 130,516,017 shares (the "Offered Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-70777) relating to the Offered Shares as filed with the Securities and Exchange Commission (the "Commission") on July 12, 2000 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on July 23, 2001 under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (iii) a specimen certificate representing the Common Stock; (iv) the Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (v) the By-Laws of the Company, as amended to date and currently in effect; and (vi) certain resolutions of the Board of Directors of the



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July 23, 2001
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Company and of the Executive Committee of the Board of Directors relating to the original issuance of the Offered Shares, the filing of the Registration
Statement and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company or the Executive Committee of the Board of Directors, as the case may be, authorizing the original issuance for cash or in exchange for indebtedness, as the case may be, of the Offered Shares. In rendering the opinion set forth below, we have assumed that the certificates representing the Offered Shares have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and conform to the specimen certificate examined by us evidencing the Common Stock. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.




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July 23, 2001
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                  Based upon and subject to the foregoing, we are of the opinion that the Offered Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                   Very truly yours,




                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP